Exhibit 21.1

THE DUN & BRADSTREET CORPORATION SUBSIDIARIES

as of December 31, 2010

Company Name	Place of Incorporation
Allbusiness.com	California
Arrebnac Pty. Limited	Australia
Beijing D&B HuiCong Market Research Co., Ltd.	China
College Mercantile Pty. Ltd.	Australia
Corinthian Holdings, Inc.	Delaware
Corinthian Leasing Corporation	Delaware
D&B Acquisition Company Pty Ltd.	Australia
D&B Acquisition Corp.	Delaware
D&B Australasia Pty. Ltd.	Australia
D&B Australia Ltd. Partnerships L.P.	Australia
D&B Business Information Solutions Limited	Ireland
D&B DBCC Holdings Pty. Ltd.	Australia
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group Holdings Pty Limited	Australia
D&B Group Pty Ltd.	Australia
D&B Group, Ltd.	Delaware
D&B Hold Company Pty Ltd.	Australia
D&B Holdings (UK)	England
D&B Holdings Australia Limited	England
D&B Holdings Pty Ltd.	Australia
D&B Iberia Holdings BV	Netherlands
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Consultant (Shanghai) Co. Ltd.	China
D&B Investing 1, LLC	Delaware
D&B Mauritius Ltd.	Mauritius
D&B Unit Trust	Australia
DBCC Pty. Ltd.	Australia
DBXB Holdings S.r.l.	Italy
DBXB S.r.l.	Italy
DBXB Services S.r.l.	Italy
Decision Intellect Pty. Ltd.	Australia
Decision Intellect Technologies Pty. Ltd.	Australia
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (Australia) Group Pty. Ltd.	Australia
Dun & Bradstreet (Australia) Pty. Limited	Australia
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (New Zealand) Limited	New Zealand
Dun & Bradstreet (Nominess) Pty. Ltd.	Australia
Dun & Bradstreet (SCS) B.V.	Netherlands
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd	England
Dun & Bradstreet Australia Holdings Pty Ltd.	Australia
Dun & Bradstreet B.V.	Netherlands
Dun & Bradstreet Belgium NV	Belgium / Delaware
Dun & Bradstreet Canada B.V.	Netherlands
Dun & Bradstreet Computer Leasing, Inc.	Delaware
Dun & Bradstreet Credit Control, Ltd.	Delaware
Dun & Bradstreet de Mexico, S.A. de C.V.	Mexico

Company Name	Place of Incorporation
Dun & Bradstreet Deutschland GmbH	Delaware
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Do Brasil, Ltda.	Brazil / Delaware
Dun & Bradstreet Europe, Ltd.	Delaware
Dun & Bradstreet European Business Information Center B.V.	Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Financial Services Pty. Ltd.	Australia
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Holdings-France, Inc.	Delaware
Dun & Bradstreet Information Services India Private Limited	India
Dun & Bradstreet Interfax B.V.	Netherlands
Dun & Bradstreet International, Ltd.	Delaware
Dun & Bradstreet Investments Limited	England
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited	England
Dun & Bradstreet Limited (Ireland)	Ireland
Dun & Bradstreet Marketing Pty. Ltd.	Australia
Dun & Bradstreet Marketing Services NV	Belgium
Dun & Bradstreet Properties Limited	England
Dun & Bradstreet Pty. Ltd.	Australia
Dun & Bradstreet S.A.	Argentina
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet S.A.C.	Peru
Dun & Bradstreet Software Services International, Inc.	Georgia
Dun & Bradstreet TSR Ltd.	Japan
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet Ventures, Inc.	Delaware
Dun & Bradstreet, Inc.	Delaware
Dunbrad, Inc.	Delaware
Duns Investing Corporation	Delaware
Duns Investing VIII Corporation	Delaware
Dunservices	France
Dunsnet, LLC	Delaware
FCS Online Pty. Ltd.	Australia
Fivestar Data Australia Pty Ltd.	Australia
Fletcher & Collins Limited	Ireland
Hoover’s, Inc.	Delaware
ICC Information Limited	Ireland
ICC Trust & Corporate Services Limited	Ireland
Ifico-Buergel AG	Switzerland
JVKellyGroup, Inc.	New York
Kosmos Business Information Limited	England
n2 Check Limited	England
Perceptive Communication Pty Ltd	Australia
Purisma Incorporated	Delaware
RoadWay International Limited	British Virgin Islands
RoadWay Japan Ltd.	Japan
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Limited	China
Shanghai Huaxia D&B Market Research Co., Ltd.	China
Shanghai RoadWay D&B Marketing Service Co., Ltd.	China
Stubbs (Ireland) Limited	Ireland
The D&B Companies of Canada Ltd.	Ontario, Canada
The Dun & Bradstreet Corporation Foundation	Delaware

Company Name	Place of Incorporation
Tradethink Limited	Cyprus
Triopax Investments Limited	Cyprus
Who Owns Whom Limited	England